UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 21, 2006
T REIT, Inc.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-49782 (Commission File Number)	52-2140299 (I.R.S. Employer Identification No.)

1551 N. Tustin Avenue, Suite 200, Santa Ana, California (Address of principal executive offices)		92705 (Zip Code)
Registrant’s telephone number, including area code: (877) 888-7348
Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
ITEM 9.01 Financial Statements and Exhibits.
SIGNATURES

ITEM 2.01 Completion of Acquisition or Disposition of Assets.
On June 7, 2006, TREIT — Titan Plaza, L.P., a subsidiary of T REIT, Inc., et al, entered into a binding Agreement for Purchase and Sale of Real Property and Escrow Instructions, or the Agreement, for the sale of the Titan Building and Plaza property located in San Antonio, Texas, or the Property, to Chase Merritt, L.P., an unaffiliated third party, or the Buyer, for a total sales price of $15,300,000. T REIT, Inc. owned a 48.50% interest in the property through our interest in TREIT — Titan Plaza, L.P. Pursuant to the terms of the Agreement, the sale was subject to customary closing conditions and expected to close in the third quarter of 2006.
On July 6, 2006, TREIT — Titan Plaza, L.P., et al, executed an amendment to the Agreement, or Amendment No. 1, to extend the closing date of the Agreement to July 14, 2006. On July 17, 2006, TREIT — Titan Plaza, L.P., et al, entered into a second amendment, or Amendment No. 2, to extend the closing date to July 21, 2006.
On July 21, 2006, TREIT — Titan Plaza, L.P., et al, sold the Property to Chase Merritt for the total sales price of $15,300,000. T REIT, Inc. sold the Property pursuant to the plan of liquidation approved by our shareholders on July 27, 2005. A property disposition fee of $498,000, or 3.25% of the total sales price, was paid to Triple Net Realty, Inc., or Realty, of which 75.00% was passed through to Triple Net Properties, LLC, our Advisor, pursuant to an agreement between our Advisor, and Realty. Our share of the disposition fee was $223,000, or 3.00% of our proportionate share of the total sales price. A sales commission of $383,000, or 2.50% of the total sales price, was also paid to unaffiliated brokers, of which we paid $186,000. An incentive distribution payment of $400,000 was made to our Advisor, of which we paid $0.
The above descriptions of the Agreement and Amendment Nos. 1 and 2 are qualified in their entirety by the terms of: (i) the Agreement filed as Exhibit 10.1 to our Form 8-K filed on June 9, 2006; and (ii) Amendment Nos. 1 and 2, attached as Exhibit 10.1 of our Form 8-K filed on July 11, 2006 and July 21, 2006, respectively.
ITEM 9.01 Financial Statements and Exhibits.
     (b) Pro forma financial information.
     The pro forma financial information required as part of this item is being provided below as follows:
INDEX TO THE PRO FORMA FINANCIAL STATEMENTS
I.	Unaudited Pro Forma Condensed Consolidated Statement of Net Assets as of March 31, 2006 (Liquidation Basis)

II.	Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets for the Three Months Ended March 31, 2006 (Liquidation Basis)

III.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from January 1, 2005 through June 30, 2005 (Going Concern Basis)

IV.	Unaudited Pro Forma Condensed Consolidated Statement of Changes in Net Assets for the Period from June 30, 2005 through December 31, 2005 (Liquidation Basis)

T REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
The following unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only, and are not necessarily indicative of the results of operations of future periods or the results that would have been realized had the Property been disposed of by us as of the dates set forth below. The pro forma condensed consolidated financial statements (including notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our consolidated historical financial statements included in our December 31, 2005 Annual Report on Form 10-K and our March 31, 2006 Quarterly Report on Form 10-Q. In management’s opinion, all adjustments necessary to reflect the transactions have been made.
The accompanying unaudited pro forma condensed consolidated statement of net assets as of March 31, 2006 (liquidation basis) is presented as if the disposition of the Property had occurred March 31, 2006.
The accompanying unaudited pro forma condensed consolidated statement of changes in net assets for the three months ended March 31, 2006 (liquidation basis) is presented as if the disposition of the Property had occurred January 1, 2005.
The accompanying unaudited pro forma condensed consolidated statement of operations for the period from January 1, 2005 through June 30, 2005 (going concern basis) is presented as if the disposition of the Property had occurred January 1, 2005.
The accompanying unaudited pro forma condensed consolidated statement of changes in net assets for the period from June 30, 2005 through December 31, 2005 (liquidation basis) is presented as if the disposition of the Property had occurred January 1, 2005.
The accompanying pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisition reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future.

T REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
As of March 31, 2006
(Unaudited — Liquidation Basis)

		Sale of
		Titan Building
	Company	and Plaza		Company
	Historical	Property		Pro forma
ASSETS
Real estate investments:
Real estate held for sale	$23,537,000	$—		$23,537,000
Investments in unconsolidated real estate	8,332,000	(1,881,000	)(A)	6,451,000

	31,869,000	(1,881,000)		29,988,000

Cash and cash equivalents	1,820,000	3,803,000	(A)	5,623,000
Restricted cash	1,550,000	—		1,550,000
Accounts receivable, net	48,000	—		48,000
Accounts receivable from related parties	169,000	—		169,000
Notes receivable	2,759,000	—		2,759,000

Total assets	38,215,000	1,922,000		40,137,000

LIABILITIES
Mortgages payable secured by properties held for sale	11,238,000	—		11,238,000
Accounts payable and accrued liabilities	171,000	—		171,000
Security deposits and prepaid rent	17,000	—		17,000
Reserve for estimated costs in excess of estimated receipts during liquidation	684,000	508,000	(B)	1,192,000

Total liabilities	12,110,000	508,000		12,618,000

Net assets in liquidation	$26,105,000	$1,414,000	(E)	$27,519,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

T REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
For the Three Months Ended March 31, 2006
(Unaudited — Liquidation Basis)

		Sale of
		Titan Building
		and Plaza
	Company	Property		Company
	Historical	(D)		Pro forma
Net assets in liquidation, beginning of period	$32,529,000	$1,364,000		$33,893,000

Changes in net assets in liquidation:
Changes to asset (reserve) for estimated receipts (costs) in excess of estimated costs (receipts) during liquidation:
Operating income	(1,156,000)	—		(1,156,000)
Distributions received from unconsolidated properties	(257,000)	42,000		(215,000)
Payments of liquidation costs and other amounts	282,000	—		282,000
Change in estimated receipts (costs) in excess of estimated costs (receipts) during liquidation	180,000	95,000		275,000

Changes to asset (reserve) for estimated receipts (costs) in excess of estimated costs (receipts) during liquidation	(951,000)	137,000		(814,000)

Change in fair value of assets and liabilities:
Change in fair value of marketable securities	(116,000)	—		(116,000)
Change in fair value of real estate investments	5,512,000	—		5,512,000
Change in assets and liabilities due to activity in asset (reserve) for estimated receipts (costs) in excess of estimated costs (receipts) during liquidation	1,131,000	(42,000)		1,089,000

Net increase in fair value	6,527,000	(42,000)		6,485,000

Distributions to shareholders	(12,000,000)	—		(12,000,000)

Change in net assets in liquidation	(6,424,000)	95,000		(6,329,000)

Net assets in liquidation, end of period	$26,105,000	$1,459,000	(E)	$27,564,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

T REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Period from January 1, 2005 through June 30, 2005
(Unaudited — Going Concern Basis)

		Sale of
		Titan Building
		and Plaza
	Company	Property	Company
	Historical	(C)	Pro forma
Expenses:
General and administrative	$1,013,000	$—	$1,013,000

Operating loss	(1,013,000)	—	(1,013,000)
Other income (expense):
Other income	52,000	—	52,000
Interest expense (including amortization of deferred financing costs)	(44,000)	—	(44,000)
Interest and dividend income	233,000	—	233,000
Gain on sale of marketable securities	126,000	—	126,000
Gain on sale of unconsolidated real estate investments	191,000	—	191,000
Equity in earnings of unconsolidated real estate	787,000	(41,000)	746,000

Income from continuing operations	$332,000	$(41,000)	$291,000

Weighted-average common shares outstanding — basic and diluted	4,605,000	—	4,605,000

Income from continuing operations per common share — basic and diluted	$0.07	$(0.01)	$0.06

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

T REIT, INC.
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
For the Period from June 30, 2005 through December 31, 2005
(Unaudited — Liquidation Basis)

		Sale of
		Titan Building
		and Plaza
	Company	Property	Company
	Historical	(D)	Pro forma
Net assets in liquidation, beginning of period	$47,953,000	$1,697,000	$49,650,000

Changes in net assets in liquidation:
Changes to asset for estimated receipts in excess of estimated costs during liquidation:
Operating income	(1,381,000)	—	(1,381,000)
Distributions received from unconsolidated properties	(653,000)	98,000	(555,000)
Payments of liquidation costs and other amounts	941,000	—	941,000
Change in estimated receipts in excess of estimated costs during liquidation	(596,000)	(333,000)	(929,000)

Changes to asset for estimated receipts in excess of estimated costs during liquidation	(1,689,000)	(235,000)	(1,924,000)

Change in fair value of assets and liabilities:
Change in fair value of marketable securities	130,000	—	130,000
Change in fair value of real estate investments	3,042,000	—	3,042,000
Change in assets and liabilities due to activity in asset for estimated receipts in excess of estimated costs during liquidation	1,093,000	(98,000)	995,000

Net increase in fair value	4,265,000	(98,000)	4,167,000

Distributions to shareholders	(18,000,000)	—	(18,000,000)

Change in net assets in liquidation	(15,424,000)	(333,000)	(15,757,000)

Net assets in liquidation, end of period	$32,529,000	$1,364,000	$33,893,000

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
For the Year Ended December 31, 2005 and the Three Months Ended March 31, 2006
The unaudited pro forma condensed consolidated financial statements have been adjusted as discussed in the notes below.
(A)	Adjustments have been made for the sale of the Property of which we owned 48.50% to an unaffiliated party for $15,300,000, and therefore the investments in unconsolidated real estate balance allocable to the Property would have been removed. We would have received pro forma net cash proceeds of $3,803,000, after payment of the mortgage at the property, closing costs and other transaction expenses.

(B)	As a result of the pro forma sale as of March 31, 2006, the reserve for estimated costs in excess of estimated receipts during liquidation would have been increased by $508,000.

(C)	Equity in earnings recorded related to the Property of $41,000, or $0.01 per share, for the period from January 1, 2005 through June 30, 2005 would decrease equity in earnings of unconsolidated real estate by such amount. The pro forma results exclude the impact of the gain on sale of the Property and the costs related to the disposition.

(D)	These adjustments reflect the elimination of the changes in net assets in liquidation attributable to the Property. The unaudited pro forma condensed consolidated statement of changes in net assets is presented as if the disposition of the Property had occurred January 1, 2005. The pro forma results exclude the impact of the gain on sale of the Property and the costs related to the disposition.

(E)	The unaudited pro forma condensed consolidated statement of changes in net assets for the three months ended March 31, 2006 is presented as if the disposition of the Property had occurred January 1, 2005. The unaudited pro forma condensed consolidated statement of net assets as of March 31, 2006 is presented as if the disposition of the Property had occurred March 31, 2006. As such, there is a difference in the net assets in liquidation as of March 31, 2006 between the two statements.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T REIT, INC.
Date: July 27, 2006	By:	/s/ Jack R. Maurer
		Name:	Jack R. Maurer
		Title:	Chief Executive Officer and President